EXHIBIT 21
                                                      --------------------------
                                                      Subsidiaries of Registrant
                                                                 1995
Parents of Registrant
       None

Registrant
       Texaco Inc.

     The operations of the Registrant and its subsidiaries are generally grouped by divisions. The divisions are comprised of various subsidiaries and affiliates. The significant subsidiaries included in the consolidated financial statements of the Registrant, grouped by the division primarily responsible for each, are as follows:

                                                                      Organized
                                                                        under
Texaco U.S.A.                                                        the laws of
-------------                                                        -----------
Four Star Oil and Gas Company                                         Delaware
Texaco Cogeneration Company                                           Delaware
Texaco Exploration and Production Inc.                                Delaware
Texaco Natural Gas Inc.                                               Delaware
Texaco Pipeline Inc.                                                  Delaware
Texaco Refining and Marketing Inc.                                    Delaware
Texaco Refining and Marketing (East) Inc.                             Delaware
Texaco Trading and Transportation Inc.                                Delaware

Texaco Europe
-------------
Texaco Britain Limited                                                England
Texaco Denmark Inc.                                                   Delaware
Texaco Investments (Netherlands), Inc.                                Delaware
Texaco Limited                                                        England
Texaco North Sea U.K. Company                                         Delaware

Texaco Latin America/West Africa
--------------------------------
Texaco Brasil S.A. Produtos de Petroleo                               Brazil
Texaco Overseas (Nigeria) Petroleum Company                           Nigeria
Texaco Overseas Petroleum Company                                     Delaware
Texaco Panama Inc.                                                    Panama
Texas Petroleum Company                                               New Jersey

Other significant subsidiaries of the Registrant not within
-----------------------------------------------------------
the above divisions
-------------------
Heddington Insurance Ltd.                                             Bermuda
Saudi Arabian Texaco Inc.                                             Delaware
Texaco International Trader Inc.                                      Delaware
Texaco Overseas Holdings Inc.                                         Delaware
TEPI Holdings Inc.                                                    Delaware
TRMI Holdings Inc.                                                    Delaware

     Names of certain subsidiary companies are omitted because, considered in the aggregate as a single subsidiary company, they do not constitute a significant subsidiary company.